UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2006 (September 28, 2006)

Team, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-08604	74-1765729

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Hermann Drive, Alvin, Texas		77511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (281) 331-6154

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 28, 2006, at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of Team, Inc. (the “Company”), the Company’s shareholders approved, among other things, the Team, Inc. 2006 Stock Incentive Plan (the “Plan”). The Plan was previously approved by the Company’s board of directors, subject to shareholder approval.

The Plan became effective upon shareholder approval at the Annual Meeting. The Plan is an amendment and restatement of the Company’s 1998 Incentive Stock Option Plan (the “1998 Plan”), which was previously approved by the shareholders of the Company, and consolidates the 1998 Plan and the Company’s 2004 Stock Option and Award Plan (the “2004 Plan”) in a single restated plan. The purpose of the Plan is to provide greater flexibility by expanding the range of forms of equity instruments available for incentive awards (beyond stock options), and to increase the total number of shares authorized to be issued by 750,000 shares to 2,350,000 shares. The Company’s intention is to maintain an average “burn rate” of approximately three percent for all employees. No additional awards will be made under the 2004 Plan.

Awards under the Plan consist of the Company’s authorized common stock, par value $0.30 per share. The Plan provides for the grant of incentive stock options, nonstatutory stock options, shares of restricted stock, stock appreciation rights (“SARs”), stock units and performance share awards. Awards under the Plan may be made to employees, including officers and directors who may be employees, and non-employee directors, consultants and advisors. An aggregate of 2,350,000 shares of Common Stock will be reserved for issuance under the Plan. No eligible individual may be granted options or rights under the Plan in any single fiscal year of the Company, the total number of shares subject to which exceeds 250,000 shares (the “Maximum Award Limit”).

The Plan is administered by the Board of Directors or by the Compensation Committee (the “Committee”). The Committee has full authority, subject to the terms of the Plan, to determine the individuals to whom awards are made, the number of shares of common stock represented by each award, the time or times at which options are granted and exercisable, the exercise price of options, and the time or times at which shares of restricted stock, SARs, stock units or performance shares will be issued, vested or exercisable.

The Plan may be amended by the Board of Directors. However, the Plan may not be amended without the consent of the holders of a majority of the shares of stock then outstanding to increase the aggregate number of shares of stock that may be issued under the Plan or the Maximum Award Limit.

The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 1.01. A more detailed summary of the Plan can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on August 28, 2006.

Item 9.01	Financial Statements and Exhibits

(c)	- Exhibits.

10.1	Team, Inc. 2006 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2006	TEAM, INC.

	By:	/s/ Gregory T. Sangalis
Name: Gregory T. Sangalis
Title: Senior Vice President - Law & Administration